Exhibit 10.16

EXECUTION VERSION

PARI PASSU INTERCREDITOR AGREEMENT

dated as of

April 16, 2014

among

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Term Loan Collateral Agent,

U.S. BANK NATIONAL ASSOCIATION
as Notes Collateral Agent,

and

each Additional Pari Passu Collateral Agent from time to time party hereto

and

FTS INTERNATIONAL, INC., and

the other GRANTORS from time to time party hereto

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS

SECTION 1.01	Construction; Certain Defined Terms	1

ARTICLE II

PRIORITIES AND AGREEMENTS WITH RESPECT TO COMMON COLLATERAL

SECTION 2.01	Priority of Claims	8
SECTION 2.02	Actions with Respect to Common Collateral; Prohibition on Contesting Liens	10
SECTION 2.03	No Interference; Payment Over	11
SECTION 2.04	Automatic Release of Liens; Amendments to Pari Passu Security Documents	12
SECTION 2.05	Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings	13
SECTION 2.06	Reinstatement	14
SECTION 2.07	Insurance	14
SECTION 2.08	Refinancings	14
SECTION 2.09	Possessory or Control Collateral Agent	14

ARTICLE III

ADDITIONAL PARI PASSU LIEN OBLIGATIONS

ARTICLE IV

EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

ARTICLE V

THE AUTHORIZED COLLATERAL AGENT

SECTION 5.01	Authority	16
SECTION 5.02	Rights as a Pari Passu Secured Party	17
SECTION 5.03	Exculpatory Provisions	18
SECTION 5.04	Reliance by Authorized Collateral Agent	19
SECTION 5.05	Delegation of Duties	20
SECTION 5.06	Non-Reliance on Authorized Collateral Agent and Additional Pari Passu Secured Parties	20

ARTICLE VI

MISCELLANEOUS

SECTION 6.01	Notices	20

i

ii

PARI PASSU INTERCREDITOR AGREEMENT (as amended, restated, modified or supplemented from time to time, this “Agreement”) dated as of April 16, 2014, among WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent for the Term Loan Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Term Loan Collateral Agent”), U.S. BANK NATIONAL ASSOCIATION, as collateral agent for the Notes Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Notes Collateral Agent”), each Additional Pari Passu Collateral Agent (as defined below) from time to time party hereto for the Additional Pari Passu Secured Parties (as defined below) of the Series (as defined below) with respect to which it is acting in such capacity, each of the Grantors (as defined below) and each Additional Grantor (as defined below).

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Term Loan Collateral Agent, the Notes Collateral Agent (for itself and on behalf of the other Notes Secured Parties) and each Additional Pari Passu Collateral Agent (for itself and on behalf of the Additional Pari Passu Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01              Construction; Certain Defined Terms.(a)                  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) unless otherwise expressly stated herein, all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b)                                 It is the intention of the Pari Passu Secured Parties of each Series that the holders of Pari Passu Lien Obligations of such Series (and not the Pari Passu Secured Parties of any other Series) bear the risk of any determination by a court of competent jurisdiction that (x) any of the Pari Passu Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Pari Passu Lien Obligations), (y) any of the Pari Passu Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of Pari Passu Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Pari Passu Lien Obligations and, without limiting the foregoing, after taking into account the effect of any applicable intercreditor agreements) on a basis ranking prior to the security interest of such Series of Pari Passu Lien Obligations but junior to the security interest of any other Series of Pari Passu Lien Obligations (any such condition with respect to any Series of Pari Passu Lien Obligations, an “Impairment” of such Series).  In the event of any Impairment with respect to any Series of Pari Passu Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Pari Passu Lien Obligations, and the rights of the holders of such Series of Pari Passu Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of Pari Passu Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Pari Passu Lien Obligations subject to such Impairment.  Additionally, in the event the Pari Passu Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Pari Passu Lien Obligations or the Pari Passu Documents governing such Pari Passu Lien Obligations shall refer to such obligations or such documents as so modified.

(c)                                  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Term Loan Credit Facility.  As used in this Agreement, the following terms have the meanings specified below:

“ABL Collateral Agent” means Wells Fargo Bank, National Association in its capacity as collateral agent (and together with its successors in such capacity) under the ABL Credit Agreement.

“ABL Credit Agreement” means that certain asset-based credit agreement, dated as of April 16, 2014 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time), by and among the Borrower, FTS International Services, LLC, a Texas limited liability company, as co-borrower, the Grantors from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders from time to time party thereto.

“Additional Pari Passu Agreement” means the indentures or other agreements under which Additional Pari Passu Lien Obligations of any Series are issued or incurred and all other instruments, agreements and other documents evidencing or governing Additional Pari Passu Lien Obligations of such Series or providing any guarantee, Lien or other right in respect thereof.

“Additional Pari Passu Collateral Agent” has the meaning assigned to such term in Section 3(b).

“Additional Grantor” means any Grantor which becomes party to this Agreement pursuant to a Grantor Joinder Agreement.

“Additional Pari Passu Lien Obligations” means all obligations of the Borrower and the other Grantors that shall have been designated as such pursuant to Article III.

“Additional Pari Passu Secured Party” means the holders of any Additional Pari Passu Lien Obligations and the corresponding Authorized Representative with respect thereto.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Authorized Collateral Agent” means, with respect to any Common Collateral, (i) until the earlier of (x) the Trigger Date and (y) the Non-Controlling Authorized Representative Enforcement Date, the Term Loan Collateral Agent and (ii) from and after the earlier of (x) the Trigger Date and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Authorized Representative” means (i) in the case of any Term Loan Obligations or the Term Loan Secured Parties, the Term Loan Collateral Agent, (ii) in the case of the Notes Obligations or the Notes Secured Parties, the Notes Collateral Agent and (iii) in the case of any Series of Additional Pari Passu Lien Obligations that becomes subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Borrower” means FTS International, Inc., a Delaware corporation.

“Business Day” means for all purposes, any day other than a Saturday, Sunday or legal holiday on which banks in Fort Worth, Texas, Atlanta, Georgia and New York, New York are open for the conduct of their commercial banking or corporate trust business.

“Collateral” means all assets and properties subject to Liens created pursuant to any Pari Passu Security Document to secure one or more Series of Pari Passu Lien Obligations.

“Collateral Agents” means (a) the Term Loan Collateral Agent, (b) the Notes Collateral Agent, and (c) each Additional Pari Passu Collateral Agent.

“Common Collateral” means, at any time, Collateral in which the holders of two or more Series of Pari Passu Lien Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest or Lien at such time, provided that “Common Collateral” shall also include rights to payment pursuant to Section 5.1 or Section 5.2 of the

Junior Lien Intercreditor Agreement to which the holders of two or more Series of Pari Passu Lien Obligations (or their Authorized Representatives) would be entitled (and any reference in this Agreement to any valid and perfected Lien of any Series of Pari Passu Lien Obligations with respect to any such rights to payment under such Section shall mean that the holders such Series (or their Authorized Representatives) are entitled to such payment pursuant to the Junior Lien Intercreditor Agreement).  If more than two Series of Pari Passu Lien Obligations are outstanding at any time and the holders of less than all Series of Pari Passu Lien Obligations hold a valid and perfected security interest or Lien in any Collateral at such time, then such Collateral shall constitute Common Collateral for those Series of Pari Passu Lien Obligations that hold a valid security interest or Lien in such Collateral at such time and shall not constitute Common Collateral for any Series which does not have a valid and perfected security interest or Lien in such Collateral at such time.

“Control Collateral” means any Common Collateral in the control of the Authorized Collateral Agent (or its agents or bailees), to the extent that control thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction or otherwise, including, without limitation, any such Common Collateral comprised of Deposit Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights.  All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“Controlling Secured Parties” means with respect to any Common Collateral, the Series of Pari Passu Secured Parties whose Authorized Representative is the Authorized Collateral Agent for such Common Collateral.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Common Collateral and any Series of Pari Passu Lien Obligations, the date on which such Series of Pari Passu Lien Obligations is no longer secured by such Common Collateral.  The term “Discharged” has a corresponding meaning.

“Event of Default” has the meaning set forth in the applicable Pari Passu Document.

“Grantor Joinder Agreement” means a supplement to this Agreement substantially in the form of Exhibit B, appropriately completed.

“Grantors” means the Borrower and each Subsidiary which has granted a security interest pursuant to any Pari Passu Security Document to secure any Series of Pari Passu Lien Obligations.

“Impairment” has the meaning assigned to such term in Section 1.01(b).

“Indenture” means that certain Indenture dated as of April 16, 2014 among the Borrower, the Subsidiaries identified therein and U.S. Bank National Association, as trustee and as collateral agent.

“Insolvency or Liquidation Proceeding” means, with respect to any person, any (a) insolvency, bankruptcy, receivership, reorganization, readjustment, composition or other similar proceeding relating to such person or its property or creditors in such capacity, (b) proceeding for any liquidation, dissolution or other winding up of such person, whether voluntary or involuntary, and whether or not involving insolvency or proceedings under the Bankruptcy Code, whether partial or complete and whether by operation of law or otherwise, (c) assignment for the benefit of creditors of such person or (d) other marshalling of the assets of such person.

“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means a supplement to this Agreement substantially in the form of Exhibit A, appropriately completed.

“Junior Lien Intercreditor Agreement” means that certain Intercreditor Agreement dated April 16, 2014 by and among the Borrower, FTS International Services, LLC, a Texas limited liability company, the other Grantors from time to time party thereto, the Term Loan Collateral Agent, the Notes Collateral Agent, the ABL Collateral Agent and each Additional Pari Passu Collateral Agent from time to time party thereto.

“Lien” means any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Major Non-Controlling Authorized Representative” means, with respect to any Common Collateral, the Authorized Representative of the Series of Pari Passu Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Pari Passu Lien Obligations with respect to such Common Collateral where the Authorized Representative thereof is not then the Authorized Collateral Agent. The Major Non-Controlling Authorized Representative shall initially be the Notes Collateral Agent. If, at any time, the Major Non-Controlling Authorized Representative shall change to a different Authorized Representative, the Borrower shall promptly notify each Authorized Representative in writing of such change.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Common Collateral, any Authorized Representative that is not the Authorized Collateral Agent at such time with respect to such Common Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date that is 120 days (throughout which 120 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the applicable Pari Passu Document under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) the Collateral Agents’ and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the applicable Pari Passu Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the Pari Passu Lien Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative  are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Pari Passu Document for that Series of Pari Passu Lien Obligations; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Common Collateral (1) at any time the Authorized Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Common Collateral and has provided notice thereof to the other Authorized Representatives or (2) at any time the Grantor that has granted a security interest in such Common Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Common Collateral, the Pari Passu Secured Parties which are not Controlling Secured Parties with respect to such Common Collateral.

“Notes” means the 6.250% senior secured notes due 2022 issued by the Borrower pursuant to the Indenture, including any “Additional Notes” as defined in the Indenture.

“Notes Collateral Agent” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Notes Obligations” means the “Secured Obligations” as defined in the Notes Security Agreement.

“Notes Secured Parties” means the “Secured Parties” as defined in the Notes Security Agreement.

“Notes Security Agreement” means the security agreement dated as of the date hereof, by and among the Grantors party thereto and the Notes Collateral Agent from time to time party thereto, as the same may be further amended, restated, supplemented or modified from time to time.

“Other Agents” means the administrative agent under the Term Loan Credit Facility, the trustee and paying agent under the Indenture and any administrative agent, trustee or other similar agent for any Series of Additional Pari Passu Lien Obligations.

“Pari Passu Documents” means the credit, guarantee and security documents governing the Pari Passu Lien Obligations (and any Additional Pari Passu Lien Obligations),

including, without limitation, the Term Loan Credit Facility, the Indenture, any Additional Pari Passu Agreement and the Pari Passu Security Documents.

“Pari Passu Lien Obligations” means, collectively, (i) the Term Loan Obligations, (ii) the Notes Obligations and (iii) each Series of Additional Pari Passu Lien Obligations.

“Pari Passu Secured Parties” means (a) the Term Loan Secured Parties, (b) the Notes Secured Parties and (c) any Additional Pari Passu Secured Parties.

“Pari Passu Security Documents” means the Term Loan Security Agreement,  the Indenture, the Notes Security Agreement and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted to a Collateral Agent securing Pari Passu Lien Obligations, and any Additional Pari Passu Lien Obligations or under which rights or remedies with respect to such Liens are governed, in each case to the extent relating to the Collateral securing the Pari Passu Lien Obligations.

“Possessory Collateral” means any Common Collateral in the possession of the Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction or otherwise.  Possessory Collateral includes, without limitation, Certificated Securities, Negotiable Documents, Goods, Money, Instruments, and Tangible Chattel Paper, in each case, delivered to or in the possession of the Authorized Collateral Agent under the terms of the Pari Passu Security Documents.  All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Series” means (a) with respect to the Pari Passu Secured Parties, each of (i) the Term Loan Secured Parties (in their capacities as such), (ii) the Notes Secured Parties (in their capacity as such) and (iii) the Additional Pari Passu Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional Pari Passu Secured Parties) and (b) with respect to any Pari Passu Lien Obligations, each of (i) the Term Loan Obligations, (ii) the Notes Obligations and (iii) the Additional Pari Passu Lien Obligations incurred pursuant to any Additional Pari Passu Agreement, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional Pari Passu Lien Obligations).

“Term Loan Collateral Agent” has the meaning assigned to such term in the introductory paragraph hereof.

“Term Loan Credit Facility” means that certain term loan agreement, dated as of April 16, 2014 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time), among Wells Fargo Bank, National Association, as administrative agent, the Borrower, the Grantors from time to time party thereto and the lenders party thereto.

“Term Loan Obligations” means the “Secured Obligations” as defined in the Term Loan Security Agreement.

“Term Loan Secured Parties” means the “Secured Parties” as defined in the Term Loan.

“Term Loan Security Agreement” means the Guaranty and Security Agreement dated as of the date hereof, by and among the Grantors party thereto and the Term Loan Collateral Agent, as the same may be further amended, restated, supplemented or modified from time to time.

“Trigger Date” means the date upon which the outstanding principal amount of loans outstanding under the Term Loan Credit Facility is (a) less than $150 million and (b) less than the outstanding principal amount of Indebtedness under one or more other Series of Pari Passu Lien Obligations. Upon the occurrence of the Trigger Date, the Borrower shall notify each Authorized Representative of such occurrence and that the Major Non-Controlling Authorized Representative is the Authorized Collateral Agent.

ARTICLE II

Priorities and Agreements with Respect to Common Collateral

SECTION 2.01              Priority of Claims.(a)                           Anything contained herein or in any of the Pari Passu Documents to the contrary notwithstanding (but subject to Section 1.01(b) of this Agreement and the terms of the Junior Lien Intercreditor Agreement), if an Event of Default has occurred and is continuing, and the Authorized Collateral Agent is taking action to enforce rights in respect of any Common Collateral, or any distribution is made in respect of any Common Collateral in any Bankruptcy Case of any Grantor or any Pari Passu Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Common Collateral, the proceeds of any sale, collection or other liquidation of any such Common Collateral by any Pari Passu Secured Party or received by any Collateral Agent or any other Pari Passu Secured Party pursuant to any such intercreditor agreement with respect to such Common Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the Pari Passu Lien Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied as follows:

FIRST, to the payment of all then unpaid (a) fees and indemnities, and (b) all reasonable costs and expenses incurred by and (c) reasonable legal fees, costs and expenses or other liabilities of any kind incurred, in each case, by the Collateral Agents, any Authorized Representative or Other Agents in connection with any Pari Passu Security Document or any of the Pari Passu Lien Obligations, including (i) all court costs, (ii) the reasonable fees and expenses of their agents and legal counsel, (iii) the repayment of all advances made by the Collateral Agents, any Authorized Representative or Other Agents, as applicable, hereunder or under any other Pari Passu Security Document on behalf of Grantors and (iv) any other reasonable costs or expenses incurred in connection with the administration of or the exercise of any right or remedy hereunder or under any other Pari Passu Security Document, in each case of the foregoing, to the extent the foregoing constitutes Pari Passu Lien Obligations under the Pari Passu Documents for the applicable Series;

SECOND, to the payment of all other Pari Passu Lien Obligations (the amounts so applied to be distributed pro rata among the Pari Passu Secured Parties in accordance with the amounts of the Pari Passu Lien Obligations owed to them on the date of any such distribution); and

THIRD, after payment in full of all Pari Passu Lien Obligations, to the Grantors or their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Notwithstanding the foregoing, with respect to any Common Collateral for which a third party (other than a Pari Passu Secured Party and, without limiting the foregoing, after taking into account the effect of any applicable intercreditor agreements) has a Lien or security interest that is junior in priority to the security interest of any Series of Pari Passu Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Pari Passu Lien Obligations (such third party an “Intervening Creditor”), the value of any Common Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Common Collateral or Proceeds to be distributed in respect of the Series of Pari Passu Lien Obligations with respect to which such Impairment exists.

(b)                                 The Pari Passu Secured Parties hereby acknowledge that the Pari Passu Lien Obligations of any Series may, subject to the limitations set forth herein, in the then extant Pari Passu Documents and in the Junior Lien Intercreditor Agreement, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Pari Passu Secured Parties of any Series.

(c)                                  Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Pari Passu Lien Obligations granted on the Common Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Pari Passu

Documents or any defect or deficiencies in the Liens securing the Pari Passu Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.01(b)), each Pari Passu Secured Party hereby agrees that the Liens securing each Series of Pari Passu Lien Obligations on any Common Collateral shall be of equal priority.

SECTION 2.02              Actions with Respect to Common Collateral; Prohibition on Contesting Liens.(a)                                    With respect to any Common Collateral, subject to the Junior Lien Intercreditor Agreement, (i) notwithstanding Section 2.01, the Authorized Collateral Agent shall have the sole right to act or refrain from acting with respect to the Common Collateral (including with respect to any intercreditor agreement with respect to any Common Collateral) and (ii) no other Collateral Agent with respect to Pari Passu Lien Obligations or Non-Controlling Authorized Representative or other Pari Passu Secured Party (other than the Authorized Collateral Agent) shall or shall instruct the Authorized Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Common Collateral (including with respect to any intercreditor agreement with respect to any Common Collateral), whether under any Pari Passu Security Document, applicable law or otherwise, it being agreed that only the Authorized Collateral Agent shall be entitled to take any such actions or exercise any such remedies with respect to Common Collateral (subject to the right of any such Authorized Representative or other Pari Passu Secured Party to take limited protective measures with respect to the Liens securing Pari Passu Lien Obligations and to take certain actions that would be permitted to be taken by unsecured creditors set forth in Section 2.02(c) below).  Notwithstanding the equal priority of the Liens securing each Series of Pari Passu Lien Obligations, the Authorized Collateral Agent may deal with the Common Collateral as if such Authorized Collateral Agent had a senior Lien on such Common Collateral.  No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Authorized Collateral Agent or any other exercise by the Authorized Collateral Agent of any rights and remedies relating to the Common Collateral, or to cause any Collateral Agent to do so.

(b)                                 Each of the Pari Passu Secured Parties and each of the Collateral Agents agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Pari Passu Secured Parties in all or any part of the Common Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair (i) the rights of any of the Collateral Agents or any Authorized Representative to enforce this Agreement or (ii) the rights of any Pari Passu Secured Party from contesting or supporting any other Person in contesting the enforceability of any Lien purporting to secure Pari Passu Lien Obligations constituting unmatured interest pursuant to Section 502(b)(2) of the Bankruptcy Code.

(c)                                  Notwithstanding the foregoing rights of the Authorized Collateral Agent, each Authorized Representative or other Pari Passu Secured Party shall be entitled to:

(i)                  file a claim or statement of interest with respect to its Series of Pari Passu Lien Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(ii)               take any action (not adverse to the Liens or the rights of any other Pari Passu Secured Party) in order to preserve or protect its Lien on the Collateral;

(iii)            be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of such Pari Passu Secured Party, in accordance with the terms of this Agreement;

(iv)           be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either the Bankruptcy Law or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement;

(v)              be entitled to vote on any plan of reorganization and file any proof of claim in an Insolvency or Liquidation Proceeding or otherwise and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement.

SECTION 2.03              No Interference; Payment Over.(a)    Each Pari Passu Secured Party agrees that (i) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Common Collateral by the Authorized Collateral Agent, (ii) except as provided in Section 2.02, it shall have no right to (A) direct the Authorized Collateral Agent or any other Pari Passu Secured Party to exercise any right, remedy or power with respect to any Common Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Authorized Collateral Agent or any other Pari Passu Secured Party of any right, remedy or power with respect to any Common Collateral, (iii) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Authorized Collateral Agent, Notes Collateral Agent, the Term Loan Collateral Agent or any other Pari Passu Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Common Collateral, and none of the Collateral Agents, any Authorized Collateral Agent or any other Pari Passu Secured Party shall be liable for any action taken or omitted to be taken by the Authorized Collateral Agent or other Pari Passu Secured Party with respect to any Common Collateral in accordance with the provisions of this Agreement, (iv) it will not seek, and hereby waives any right, to have any Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Common Collateral and (v) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agents or any other Pari Passu Secured Party to enforce this Agreement.

(b)                                 Each Pari Passu Secured Party hereby agrees that if it shall obtain possession of any Common Collateral or shall realize any proceeds or payment in respect of any such Common Collateral, pursuant to any Pari Passu Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each Series of the Pari Passu Lien Obligations, then it shall, subject to the terms of the Junior Lien Intercreditor Agreement, hold such Common Collateral, proceeds or payment in trust for the other Pari Passu Secured Parties and promptly transfer such Common Collateral, proceeds or payment, as the case may be, to the Authorized Collateral Agent, to be distributed by the Authorized Collateral Agent in accordance with the provisions of Section 2.01(a) hereof.

(c)                                  In furtherance of the foregoing, no Grantor shall, nor shall any Grantor permit any Subsidiary to, grant or permit or suffer to exist any Lien on any asset or property to secure any Series of Pari Passu Lien Obligations unless it has granted a Lien on such asset or property to secure each other Series of Pari Passu Lien Obligations.

SECTION 2.04              Automatic Release of Liens; Amendments to Pari Passu Security Documents.(a) If, at any time any Common Collateral is transferred to a third party or otherwise disposed of, in each case, in connection with any enforcement by the Authorized Collateral Agent in accordance with the provisions of this Agreement, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the applicable Collateral Agent for the benefit of each Series of Pari Passu Secured Parties upon such Common Collateral will automatically be released and discharged upon final conclusion of foreclosure proceeding; provided that any proceeds of any Common Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof; and provided further, that the Authorized Collateral Agent shall provide prompt notice to the applicable Collateral Agent for the benefit of the related Pari Passu Secured Parties of the identity of the Common Collateral whose Lien has been so automatically released.

(b)                                 [omitted]

(c)                                  Each Pari Passu Secured Party agrees that any Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any Pari Passu Security Document (including, without limitation, to release Liens securing any Series of Pari Passu Lien Obligations) so long as such amendment, subject to clause (e) below, is not prohibited by the terms of each then extant Pari Passu Document.  Additionally, each Pari Passu Secured Party agrees that any Collateral Agent may enter into any amendment (and, upon request by the applicable Collateral Agent, the applicable Authorized Representative shall sign a consent to such amendment) to any Pari Passu Security

Document solely as such Pari Passu Security Document relates to a particular Series of Pari Passu Lien Obligations (including, without limitation, to release Liens securing such Series of Pari Passu Lien Obligations) so long as (x) such amendment is in accordance with the Pari Passu Document pursuant to which such Series of Pari Passu Lien Obligations was incurred and (y) such amendment does not adversely affect the Pari Passu Secured Parties of any other Series.

(d)                                 Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Collateral Agent to evidence and confirm any release of Common Collateral, whether in connection with a sale of such assets by the relevant owner pursuant to the preceding clauses or otherwise, or amendment to any Pari Passu Security Document provided for in this Section.

(e)                                  In determining whether an amendment to any Pari Passu Security Document is not prohibited by this Section 2.04, a Collateral Agent may conclusively rely on a certificate of an officer of the Borrower stating that such amendment is not prohibited by Section 2.04(b) above.

SECTION 2.05              Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Borrower or any of its subsidiaries.

(b)                                 If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each Pari Passu Secured Party (other than any Controlling Secured Party or any Authorized Representative of any Controlling Secured Party) agrees not to object to any such financing or to the Liens on the Common Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Common Collateral, unless any Controlling Secured Party, or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Common Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Common Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Pari Passu Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Common Collateral granted to secure the Pari Passu Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Common Collateral as set forth herein), in each case so long as (A) the Pari Passu Secured Parties of each Series retain the benefit of their Liens on all such Common Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Pari Passu Secured Parties (other than any Liens of the Pari Passu Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Pari Passu Secured Parties of each Series are granted Liens on any additional collateral pledged to any Pari Passu Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis- à -vis the Pari Passu Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Pari Passu Lien Obligations, such amount is applied pursuant to Section 2.01(a) of this Agreement, and (D) if any Pari Passu Secured Party is granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01(a) of this Agreement; provided that the Pari Passu Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Pari Passu Secured Parties of such Series or its Authorized Representative that is not Common Collateral; and provided, further, that the Pari Passu Secured Parties receiving adequate protection shall not object to any other Pari Passu Secured Party receiving adequate protection comparable to any adequate protection granted to such Pari Passu Secured Parties in connection with a DIP Financing or use of cash collateral.

SECTION 2.06              Reinstatement.  In the event that any of the Pari Passu Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Pari Passu Lien Obligations’ shall again have been paid in full in cash.

SECTION 2.07              Insurance.  As between the Pari Passu Secured Parties, the Authorized Collateral Agent shall have the right to adjust or settle any insurance policy or claim covering or constituting Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.

SECTION 2.08              Refinancings.  The Pari Passu Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Pari Passu Document) of any Pari Passu Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness

SECTION 2.09              Possessory or Control Collateral Agent.(a)      Subject to the Junior Lien Intercreditor Agreement, the Authorized Collateral Agent agrees to hold any Common Collateral constituting Possessory Collateral or Control Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee or sub-agent, as applicable, for the benefit of each other Pari Passu Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral or Control Collateral, if any, pursuant to the applicable Pari Passu Security Documents, in each case, subject to the terms and conditions of this Section 2.09.  Pending delivery to the Authorized Collateral Agent, each other Authorized Representative agrees to hold any Common Collateral constituting Possessory Collateral or Control Collateral, from time to time in its possession, as gratuitous bailee or sub-agent for the benefit of each other Pari Passu Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Pari Passu Security Documents, in each case, subject to the terms and conditions of this Section 2.09.  Subject to the rights of the Authorized Collateral Agent and the other terms hereof, any Collateral Agent or Authorized Representative that holds or controls Common Collateral as gratuitous bailee and sub-agent shall be entitled to deal with the applicable Possessory Collateral or Control Collateral as if the Liens thereon of the Collateral Agent or Pari Passu Secured Parties or Series of Pari Passu Lien Obligations did not exist; provided that any proceeds arising from such Pledged Collateral or Control Collateral shall be subject to application in accordance with the terms hereof.

(b)                                 The duties or responsibilities of the Authorized Collateral Agent and each other Authorized Representative under this Section 2.09 shall be limited solely to holding any Common Collateral constituting Possessory Collateral and Control Collateral as gratuitous bailee or sub-agent, as applicable, for the benefit of each other Pari Passu Secured Party for purposes of perfecting the Lien held by such Pari Passu Secured Parties therein.

(c)                                  The agreement of the Authorized Collateral Agent to act as gratuitous bailee and/or sub-agent pursuant to this Section 2.09 is intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104(a)(2) and 9-313(c) of the UCC.

ARTICLE III

Additional Pari Passu Lien Obligations

The Borrower may from time to time, subject to any limitations contained in any Pari Passu Documents in effect at such time, designate additional indebtedness and related obligations that are, or are to be, secured by Liens on any assets of the Borrower or any of the Subsidiaries that would, if such Liens were granted, constitute Common Collateral as Additional Pari Passu Lien Obligations by delivering to each Collateral Agent party hereto at such time a certificate of an authorized officer of the Borrower:

(a)                                 describing the indebtedness and other obligations being designated as Additional Pari Passu Lien Obligations, and including a statement of the maximum aggregate outstanding principal amount of such indebtedness as of the date of such certificate;

(b)                                 setting forth the Additional Pari Passu Agreements under which such Additional Pari Passu Lien Obligations are issued or incurred or the Guarantees of or Liens securing such Additional Pari Passu Lien Obligations are, or are to be, granted or created, and attaching copies of such Additional Pari Passu Agreements as each Grantor has executed and delivered to the Person that serves as the collateral agent, collateral trustee or a similar representative for the holders of such Additional Pari Passu Lien Obligations (such Person being referred to as the “Additional Pari Passu Collateral

Agent”) with respect to such Additional Pari Passu Lien Obligations on the closing date of such Additional Pari Passu Lien Obligations, certified as being true and complete by an authorized officer of the Borrower;

(c)                                  identifying the Person that serves as the Additional Pari Passu Collateral Agent;

(d)                                 certifying that the incurrence of such Additional Pari Passu Lien Obligations, the creation of the Liens securing such Additional Pari Passu Lien Obligations and the designation of such Additional Pari Passu Lien Obligations as “Additional Pari Passu Lien Obligations” hereunder do not violate or result in a default under any provision of any Pari Passu Document of any Class in effect at such time; and

(e)                                  attaching a fully completed Joinder Agreement executed and delivered by the Additional Pari Passu Collateral Agent.

Upon the delivery of such certificate and the related attachments as provided above, the obligations designated in such notice shall become Additional Pari Passu Lien Obligations for all purposes of this Agreement.

ARTICLE IV

Existence and Amounts of Liens and Obligations

Whenever the Authorized Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Pari Passu Lien Obligations of any Series, or the Common Collateral subject to any Lien securing the Pari Passu Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the Authorized Collateral Agent or Authorized Representative shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower.  The Authorized Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Pari Passu Secured Party or any other person as a result of such determination.

ARTICLE V

The Authorized Collateral Agent

SECTION 5.01              Authority.(a)                         Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on the Authorized Collateral Agent to any Non-Controlling Secured Party or give any

Non-Controlling Secured Party the right to direct the Authorized Collateral Agent, except that the Authorized Collateral Agent shall be obligated to distribute proceeds of any Common Collateral in accordance with Section 2.01 hereof.

(b)                                 In furtherance of the foregoing, each Non-Controlling Authorized Representative, on behalf of itself and its respective Non-Controlling Secured Parties, acknowledges and agrees that the Authorized Collateral Agent shall be entitled, for the benefit of the Pari Passu Secured Parties, to sell, transfer or otherwise dispose of or deal with any Common Collateral as provided herein and in the Pari Passu Security Documents, as applicable, for which the Authorized Collateral Agent is the collateral agent of such Common Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled.  Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Authorized Collateral Agent or any other Pari Passu Secured Party shall have any duty or obligation first to marshal or realize upon any type of Common Collateral (or any other Collateral securing any of the Pari Passu Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Common Collateral (or any other Collateral securing any Pari Passu Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation.  Each of the Pari Passu Secured Parties waives any claim it may now or hereafter have against any Collateral Agent or the Authorized Collateral Agent of any other Series of Pari Passu Lien Obligations or any other Pari Passu Secured Party of any other Series arising out of (i) any actions which any Collateral Agent, any Authorized Representative or any other Pari Passu Secured Party may take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Pari Passu Lien Obligations from any account debtor, guarantor or any other party) in accordance with the Pari Passu Security Documents or any other agreement related thereto or to the collection of the Pari Passu Lien Obligations or the valuation, use, protection or release of any security for the Pari Passu Lien Obligations, (ii) any election by the Authorized Collateral Agent or any holders of Pari Passu Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.04, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, the Borrower or any of its subsidiaries, as debtor-in-possession.  Notwithstanding any other provision of this Agreement, no Collateral Agent (including the Authorized Collateral Agent) shall accept any Common Collateral in full or partial satisfaction of any Pari Passu Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each of the Collateral Agents representing holders of Pari Passu Lien Obligations for each Series for which such Collateral constitutes Common Collateral.

SECTION 5.02              Rights as a Pari Passu Secured Party.  The Person serving as the Authorized Collateral Agent hereunder shall have the same rights and powers in its capacity as a Pari Passu Secured Party under any Series of Pari Passu Lien Obligations that it holds as any other Pari Passu Secured Party of such Series and may exercise the same as though it were not the Collateral Agent and the term “Pari Passu Secured Party” or “Pari Passu Secured Parties” or (as applicable) “Term Loan Secured Party”, “Term Loan Secured Parties”, “Additional Pari Passu Secured Party” or “Additional Pari Passu Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Authorized Collateral Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Authorized Collateral Agent hereunder and without any duty to account therefor to any other Pari Passu Secured Party.

SECTION 5.03              Exculpatory Provisions.(a)                                            The Authorized Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Pari Passu Security Documents.  Without limiting the generality of the foregoing, the Authorized Collateral Agent:

(i)                  shall not be subject to any fiduciary or other implied duties of any kind or nature to any Person, regardless of whether an Event of Default has occurred and is continuing;

(ii)               shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Pari Passu Security Documents; provided that the Authorized Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Authorized Collateral Agent to liability or that is contrary to any Pari Passu Security Document or applicable law;

(iii)            shall not, except as expressly set forth herein and in the other Pari Passu Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Authorized Collateral Agent or any of its Affiliates in any capacity;

(iv)           shall not be liable for any action taken or not taken by it (A) with the consent or at the request of the Major Non-Controlling Authorized Representative or any other Collateral Agent or (B) in the absence of its own gross negligence or willful misconduct or (C) in reliance on a certificate of an authorized officer of the Borrower stating that such action is not prohibited by the terms of this Agreement.  The Authorized Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of Pari Passu Lien Obligations unless and until notice describing such Event of Default is given to the Authorized Collateral Agent by the Authorized Representative of such Pari Passu Lien Obligations or the Borrower;

(v)              shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Pari Passu Security Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Pari Passu Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Pari Passu Security Documents, (E) the value or the sufficiency of any Collateral for any Series of Pari Passu Lien Obligations, or (F) the satisfaction of any condition set forth in any Pari Passu Document, other than to confirm receipt of items expressly required to be delivered to the Authorized Collateral Agent;

(vi)           shall not have any fiduciary duties or contractual obligations of any kind or nature under any other Pari Passu Agreement (other than under any other Pari Passu Agreement for which it is the Authorized Representative and only to the extent it is acting in such capacity and as set forth in such other Pari Passu Agreement), but shall be entitled to all protections provided to the Authorized Collateral Agent therein;

(vii)        with respect to the Term Loan, any Additional Pari Passu Agreement or any Pari Passu Security Document, may conclusively assume that the Grantors have complied with all of their obligations thereunder unless advised in writing by the Authorized Representative thereunder to the contrary specifically setting forth the alleged violation; and

(viii)     may conclusively rely on any certificate of an officer of the Borrower.

(b)                                 Each Secured Party acknowledges that, in addition to acting as the initial Authorized Collateral Agent, Wells Fargo Bank, National Association also serves as Administrative Agent under the Term Loan and each Pari Passu Secured Party hereby waives any right to make any objection or claim against Wells Fargo Bank, National Association (or any successor Authorized Collateral Agent or any of their respective counsel) based on any alleged conflict of interest or breach of duties arising from the Authorized Collateral Agent also serving as the Administrative Agent.

SECTION 5.04              Reliance by Authorized Collateral Agent.  The Authorized Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including, any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Authorized Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  The Authorized Collateral Agent may consult with legal counsel (who may include, but shall not be limited to counsel for the Borrower or counsel for the Administrative Agent), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 5.05              Delegation of Duties.  The Authorized Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Pari Passu Security Document by or through any one or more sub-agents appointed by the Authorized Collateral Agent.  The Authorized Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Authorized Collateral Agent and any such sub-agent.

SECTION 5.06              Non-Reliance on Authorized Collateral Agent and Other Pari Passu Secured Parties.  Each Pari Passu Secured Party acknowledges that it has, independently and without reliance upon the Authorized Collateral Agent, any Authorized Representative or any other Pari Passu Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Pari Passu Documents.  Each Pari Passu Secured Party also acknowledges that it will, independently and without reliance upon the Authorized Collateral Agent, any Authorized Representative or any other Pari Passu Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Pari Passu Document or any related agreement or any document furnished hereunder or thereunder.

ARTICLE VI

Miscellaneous

SECTION 6.01              Notices.  All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(a)                                 if to the Term Loan Collateral Agent, to it at:

Wells Fargo Bank, National Association

550 S. Tryon St. 6th Floor

Charlotte, NC 28202

Tel: (704) 590-2703

Attn: Syndication Agency Services

(b)                                 if to the Notes Collateral Agent, to it at:

U.S. Bank National Association
Global Corporate Trust Services
1349 W. Peachtree Street, NW, Suite 1050
Atlanta, GA  30309
Tel: 404-898-8822

Fax: 404-898-8844

Attn: Muriel Shaw, Assistant Vice President

(c)                                  if to any Additional Pari Passu Collateral Agent, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by facsimile or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 6.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 6.01.  As agreed to in writing among the Authorized Collateral Agent and each other Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 6.02              Waivers;  Amendment; Joinder Agreements.(a)                               No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall not be prohibited by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)                                 Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and the Borrower.  Notwithstanding anything in this Section 6.02(b) to the contrary, this Agreement may be amended from time to time at the request of the Borrower, at the Borrower’s expense, and without the consent of any Authorized Representative or any Pari Passu Secured Party to add other parties holding Other Pari Passu Lien Obligations (or any agent or trustee therefor) to the extent such obligations are not prohibited by any Pari Passu Document.  Each party to this Agreement agrees that (i) at the request (and sole expense) of the Borrower, without the consent of any Pari Passu Secured Party, each of the Authorized Representatives shall execute and deliver an acknowledgment and confirmation of such modifications and/or enter into an amendment, a restatement or a supplement of this Agreement to facilitate such modifications (it being understood that such actions shall not be required for the effectiveness of any such modifications) and (ii) the Borrower shall be a beneficiary of this Section 5.02(b).

(c)                                  Notwithstanding the foregoing, without the consent of any Pari Passu Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in the form of Exhibit A hereto and upon such execution and delivery, such Authorized Representative and the Additional Pari Passu Secured Parties and Additional Pari Passu Lien Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the other Pari Passu Security Documents applicable thereto.

SECTION 6.03              Parties in Interest.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Pari Passu Secured Parties and Other Agents, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement and each of whom agrees to be bound hereby by their acceptance of the agreements and instruments evidencing their applicable Pari Passu Lien Obligations.

SECTION 6.04              Survival of Agreement.  All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the removal or resignation of a Collateral Agent.

SECTION 6.05              Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 6.06              Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 6.07              Governing Law.  THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.08              Submission to Jurisdiction; Waivers.  The Term Loan Collateral Agent, the Notes Collateral Agent and each other Authorized Representative, on behalf of itself and the Pari Passu Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:(a)         submits for itself and its property in any legal action or proceeding relating to this Agreement and the Pari Passu Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the state and federal courts located in New York County and appellate courts from any thereof and waives any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court;

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court, and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in Section 6.01;

(d)                                 agrees that nothing herein shall affect the right of any other party hereto (or any Pari Passu Secured Party) to effect service of process in any other manner permitted by law; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 6.08 any special, exemplary, punitive or consequential damages.

SECTION 6.09              WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.09.

SECTION 6.10              Headings.  Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction or to be taken into consideration in interpreting, this Agreement.

SECTION 6.11              Conflicts.  In the event of any conflict or inconsistency (a) between the provisions of this Agreement and the provisions of any of the other Pari Passu Documents or Pari Passu Security Documents, the provisions of this Agreement shall govern and control or (b) between this Agreement and the Junior Lien Intercreditor Agreement, the provisions of the Junior Lien Intercreditor Agreement shall govern and control.

SECTION 6.12              Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Pari Passu Secured Parties in relation to one another.  None of the Borrower, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04. 2.05, 2.06, 2.08 or 2.09 or this Article VI) is intended to or will amend, waive or otherwise modify the provisions of the Term Loan, any other Pari Passu Documents, any Pari Passu Security Agreements or any Additional Pari Passu Agreements), and none of the Borrower or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08 and 2.09 and Article V).  Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Pari Passu Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 6.13              Integration.  This Agreement together with the other Pari Passu Documents and the Pari Passu Security Documents represents the agreement of each of the Grantors and the Pari Passu Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Authorized Collateral Agent, any Authorized Representative or any Additional Pari Passu Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Pari Passu Documents or the Pari Passu Security Documents.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Term Loan Collateral Agent

By:	/s/ Michael J. Clawson
Name: Michael J. Clawson
Title: Managing Director

[Signature Page to Pari Passu Intercreditor Agreement]

U.S. BANK NATIONAL ASSOCIATION,
as Notes Collateral Agent

By:	/s/ Muriel Shaw
Name: Muriel Shaw
Title: Assistant Vice President

[Signature Page to Pari Passu Intercreditor Agreement]

FTS INTERNATIONAL, INC.

By:	/s/ Michael J. Doss
Name:	Michael J. Doss
Title:	Senior Vice President – Finance and Treasurer

FTS INTERNATIONAL SERVICES, LLC

By:	/s/ Michael J. Doss
Name:	Michael J. Doss
Title:	Senior Vice President – Finance and Treasurer

FTS INTERNATIONAL MANUFACTURING, LLC

By:	/s/ Michael J. Doss
Name:	Michael J. Doss
Title:	Senior Vice President – Finance and Treasurer

[Signature Page to Pari Passu Intercreditor Agreement]

EXHIBIT A

[FORM OF JOINDER AGREEMENT NO. [  ] dated as of [     ] 20[  ][ (the “Joinder Agreement”) to the Pari Passu Intercreditor Agreement dated as of April 16, 2014 (the “Intercreditor Agreement”), among Wells Fargo Bank, National Association as the Term Loan Collateral Agent, U.S. Bank National Association, as the Notes Collateral Agent, and each Additional Collateral Agent from time to time party thereto.

A.                                    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B.                                    The Borrower proposes to issue or incur Additional Pari Passu Lien Obligations and the Person identified in the signature pages hereto as the “Additional Pari Passu Collateral Agent” (the “Additional Pari Passu Collateral Agent”) will serve as the collateral agent, collateral trustee or a similar representative for the Additional Secured Parties.  The Additional Pari Passu Lien Obligations are being designated as such by the Borrower in accordance with Article III of the Pari Passu Intercreditor Agreement.

C.                                    The Additional Pari Passu Collateral Agent wishes to become a party to the Pari Passu Intercreditor Agreement and to acquire and undertake, for itself and on behalf of the Additional Pari Passu Secured Parties, the rights and obligations of an “Additional Pari Passu Collateral Agent” thereunder.  The Additional Pari Passu Collateral Agent is entering into this Joinder Agreement in accordance with the provisions of the Pari Passu Intercreditor Agreement in order to become an Additional Pari Passu Collateral Agent thereunder.

Accordingly, the Additional Pari Passu Collateral Agent and the Borrower agree as follows, for the benefit of the Additional Pari Passu Collateral Agent, the Borrower and each other party to the Pari Passu Intercreditor Agreement:

SECTION 1.  Accession to the Intercreditor Agreement.  The Additional Pari Passu Collateral Agent (a) hereby accedes and becomes a party to the Pari Passu Intercreditor Agreement as an Additional Pari Passu Collateral Agent for the Additional Secured Parties from time to time in respect of the Additional Pari Passu Lien Obligations, (b) agrees, for itself and on behalf of the Additional Secured Parties from time to time in respect of the Additional Pari Passu Lien Obligations, to all the terms and provisions of the Pari Passu Intercreditor Agreement and (c) shall have all the rights and obligations of an Additional Pari Passu Collateral Agent under the Pari Passu Intercreditor Agreement.

SECTION 2.  Representations, Warranties and Acknowledgement of the Additional Pari Passu Collateral Agent.  The Additional Pari Passu Collateral Agent represents and warrants to the Collateral Agents and the Secured Parties that (a) it has full power and authority to enter into this Joinder Agreement, in its capacity as the Additional Pari Passu Collateral Agent, (b) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Joinder Agreement and (c) the Additional Pari Passu Agreements relating to such Additional Pari Passu Lien Obligations provide that, upon the Additional Pari Passu Collateral Agent’s entry into this Joinder Agreement, the secured parties in respect of such Additional Pari Passu Lien Obligations will be subject to and bound by the provisions of the Pari Passu Intercreditor Agreement as Additional Secured Parties.

Exhibit A-1

SECTION 3.  Counterparts.  This Joinder Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Joinder Agreement shall become effective when each Collateral Agent shall have received a counterpart of this Joinder Agreement that bears the signature of the Additional Pari Passu Collateral Agent.  Delivery of an executed signature page to this Joinder Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

SECTION 4.  Benefit of Agreement.  The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Pari Passu Intercreditor Agreement.

SECTION 5.  Governing Law.  THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.  Severability.  In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Passu Intercreditor Agreement shall not in any way be affected or impaired.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.  Notices.  All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Pari Passu Intercreditor Agreement.  All communications and notices hereunder to the Additional Pari Passu Collateral Agent shall be given to it at the address set forth under its signature hereto, which information supplements Section 6.01 of the Pari Passu Intercreditor Agreement.

SECTION 8.  The Borrower agrees to reimburse each Collateral Agent for its reasonable out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for each Collateral Agent.

Exhibit A-2

IN WITNESS WHEREOF, the Additional Pari Passu Collateral Agent has duly executed this Joinder Agreement to the Pari Passu Intercreditor Agreement as of the day and year first above written.

[NAME OF ADDITIONAL PARI PASSU COLLATERAL AGENT], as ADDITIONAL PARI PASSU COLLATERAL AGENT for the ADDITIONAL PARI PASSU SECURED PARTIES

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

Exhibit A-3

Acknowledged by:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Term Loan Collateral Agent

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Notes Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[EACH OTHER ADDITIONAL PARI PASSU
COLLATERAL AGENT], as Additional Pari Passu
Collateral Agent

By:
Name:
Title:

Exhibit A-4

[FORM OF] GRANTOR JOINDER AGREEMENT NO. [    ] dated as of [      ], 20[    ] (the “Joinder Agreement”) to the PARI PASSU INTERCREDITOR AGREEMENT dated as of April 16, 2014 (the “Pari Passu lntercreditor Agreement”), among FTS INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), the other GRANTORS party thereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Term Loan Collateral Agent, U.S. BANK NATIONAL ASSOCIATION, as Notes Collateral Agent, each ADDITIONAL COLLATERAL AGENT from time to time party thereto and [                ], a [                  ], as an additional GRANTOR.

A.                                    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu lntercreditor Agreement.

B.                                    [                 ], a Subsidiary or the Borrower (the “Additional Grantor”), has  granted a Lien on all or a portion of its assets to secure Pari Passu Lien Obligations and such Additional Grantor is not a party to the Pari Passu Intercreditor Agreement.

C.                                    The Additional Grantor wishes to become a party to the Pari Passu Intercreditor Agreement and to acquire and undertake the rights and obligations of a Grantor thereunder.  The Additional Grantor is entering into this Joinder Agreement in accordance with the provisions of the Pari Passu Intercreditor Agreement in order to become a Grantor thereunder.

Accordingly, the Additional Grantor agrees as follows, for the benefit of the Collateral Agents, the Borrower and each other party to the Pari Passu Intercreditor Agreement:

SECTION 1.  Accession to the Intercreditor Agreement.  In accordance with Article III of the Pari Passu Intercreditor Agreement, the Additional Grantor (a) hereby accedes and becomes a party to the Pari Passu Intercreditor Agreement as a Grantor with the same force and effect as if originally named therein as a Grantor, (b) agrees to all the terms and provisions of the Pari Passu Interereditor Agreement and (c) shall have all the rights and obligations of a Grantor under the Pari Passu Intercreditor Agreement.

SECTION 2.  Representations, Warranties and Acknowledgment of the  Additional Grantor.  The Additional Grantor represents and warrants to each Collateral Agent and each Secured Party that this Joinder Agreement has been duly authorized, executed and delivered by such Additional Grantor and constitutes the legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.  Counterparts.  This Joinder Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Joinder Agreement shall become effective when each Collateral Agent shall have received a counterpart of this Joinder Agreement that bears the signature of the Additional Grantor.  Delivery of an executed signature page to this Joinder

Exhibit B-1

Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

SECTION 4.  Benefit of Agreement.  The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Pari Passu Intercreditor Agreement.

SECTION 5.  Governing Law.  THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.  Severability.  In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Passu Intercreditor Agreement shall not in any way be affected or impaired.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.  Notices.  All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Pari Passu Intercreditor Agreement.

SECTION 8.  The Additional Grantor agrees to reimburse each Collateral Agent for its reasonable out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for each Collateral Agent.

Exhibit B-2

IN WITNESS WHEREOF, the Additional Grantor has duly executed this Joinder Agreement to the Pari Passu Intercreditor Agreement as of the day and year first above written.

[NAME OF SUBSIDIARY]

By:
Name:
Title:

Exhibit B-3

Acknowledged by:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as
Term Loan Collateral Agent

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Notes Collateral Agent

By:
Name:
Title:

[EACH OTHER ADDITIONAL
COLLATERAL AGENT], as Additional
Collateral Agent

By:
Name:
Title:

Exhibit B-4